Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-90158) on Form S-8 of our report dated June 20, 2011 appearing in the annual report on Form 11-K of Camco Financial & Subsidiaries Salary Savings Plan as of Camco Financial & Subsidiaries Salary Savings Plan and for the year ended December 31, 2010.

/s/ Plante & Moran, PLLC

Columbus, Ohio June 20, 2011